Exhibit 4.21

Summary of Surface Rights Agreements – Italian Subsidiaries

English summary of the Italian version1

Ellomay Solar Italy One SRL

1. Execution date	25 May 2022.
2. Location and Size	The land is located on a plot with a size of 268,000 m2 in the Municipality of Latina, Province of Latina (LT), Lazio Region.
3. Term	Thirty one (31) years (until November 2052).
4. Annual Rent	€67,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Two SRL

1. Execution date	25 May 2022.
2. Location and Size	The Plant is located on a plot with a size of 96,000 m2 in the Municipality of Latina, Province of Latina (LT), Lazio Region.
3. Term	Thirty one (31) years (until November 2053).
4. Annual Rent	€24,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Four SRL

1. Execution date	1 July, 2022.
2. Location and Size	The Plant is located on a plot with a size of 20.30 hectares in the Municipality of Velletri, Metropolitan City of Rome (RM), Lazio Region.
3. Term	Thirty one (31) years (until March 2053).
4. Rent	Capitalized rent in the aggregate amount of €413,000, not including VAT, as an advance payment for the entire rental period and a regular annual rent of €36,000, not including VAT and linked to the consumer price index in Italy.

[1]	The original language version is on file with the Registrant and is available upon request.

Ellomay Solar Italy Five SRL

1. Execution date	11 July, 2022.
2. Location and Size	The Plant is located on a plot with a total size of 987,856 m2 in the Municipality of Latina, Province of Latina (LT), Lazio Region.
3. Term	Thirty one (31) years (until July 2053).
4. Rent	Capitalized rent in the aggregate amount of €916,000, not including VAT, as an advance payment for the entire rental period and a regular annual rent of €300,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Seven SRL

1. Execution date	31 March, 2023.
2. Location and Size	The Plant is located on a plot with a size of 602,600 m2 in the Municipality of Masserano, Biella, Piemonte Region.
3. Term	Thirty one (31) years (until March 2054).
4. Rent	€181,760, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Nine SRL

1. Execution date	1 May, 2023.
2. Location and Size	The Plant is located on a plot with a size of 106,643 m2 in the Municipality of Ancona, Jesi, Marche Region.
3. Term	Thirty one (31) years (until May 2054).
4. Rent	Capitalized rent in the aggregate amount of €397,300, not including VAT, as an advance payment for the entire rental period and a regular annual rent of €25,630, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Ten SRL

1. Execution date	22 December, 2022.
2. Location and Size	The Plant is located on a plot with a size of 285,500 m2 in the Municipality of Capena, Metropolitan City of Rome (RM), Lazio Region.
3. Term	Thirty one (31) years (until December 2053).
4. Annual Rent	€85,470, not including VAT and indexed at 75% to the consumer price index in Italy.

Ellomay Solar Italy Fourteen SRL

1. Execution date	1 October, 2024.
2. Location and Size	The Plant is located on a plot with a size of 276,815 m² in the Municipality of Favria, Province of Turin (TO), Piedmont Region.
3. Term	Forty one (41) years (until September 2065).
4. Annual Rent	The lease payment of €2,183,000 has been made in advance for a duration of 41 years.

Ellomay Solar Italy Fifteen SRL

1. Execution date	28 March, 2024.
2. Location and Size	The Plant is located on a plot with a size of 170,944 m² in the Municipality of Verolengo, Province of Turin (TO), Piedmont Region.
3. Term	Thirty one (31) years (until July 2055).
4. Annual Rent	€72,681, not including VAT and linked to the consumer price index in Italy.

3